Exhibit 10.3

VALPEY-FISHER CORPORATION

2001 STOCK OPTION PLAN,

AS AMENDED

1.	PURPOSE

The Plan is intended to expand and improve the profitability and prosperity of MATEC Corporation for the benefit of its stockholders by permitting the Corporation to grant to officers and other key employees of, and consultants and advisers to, the Corporation and its Subsidiaries, options to purchase shares of the Corporation’s Common Stock.  These grants are intended to provide additional incentive to such persons by offering them a greater stake in the Corporation’s continued success.  The Plan is also intended as a means of reinforcing the commonality of interest between the Corporation’s stockholders and such persons, and as an aid in attracting and retaining the services of individuals of outstanding and specialized skills.

2.	DEFINITIONS

For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

(a)           “Agreement” shall mean a written instrument executed and delivered on behalf of the Corporation which specifies the terms and conditions of a Stock Option granted to a Participant.

(b)           “Beneficiary” shall mean the person or persons who may be designated by a Participant from time to time in writing to the Committee, to receive, if the Participant dies, any Option exercise rights held by the Participant.

(c)           “Board” shall mean the Board of Directors of the Corporation.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(e)           “Committee” shall mean a Committee of the Board composed of two or more persons which shall be designated by the Board to administer the Plan.  Each member of the Committee, while serving as such, shall be a member of the Board and shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

(f)           “Common Stock” shall mean the Common Stock of the Corporation having a par value of $0.05 per share.

(g)           “Corporation” shall mean MATEC Corporation, a Maryland corporation.

(h)           “Employee” shall mean any person who is employed by the Corporation or any Subsidiary corporation.

(i)           “Exercise Price” shall mean the per share price for which a Participant upon exercise of a Stock Option may purchase a share of Common Stock.

(j)           “Fair Market Value” shall mean the value of a share of Common Stock to be determined by, and in accordance with procedures established by, the Committee.  Such fair market value shall be deemed conclusive upon the determination of the Committee made in good faith.  The preceding notwithstanding, so long as the Common Stock is listed on a national stock exchange, the “Fair Market Value” shall mean with respect to any given day, the mean between the highest and lowest reported sales prices of the Common Stock on the principal national stock exchange on which the Common Stock is listed, or if such exchange was closed on such day or if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by a responsible reporting service.

(k)           “Incentive Stock Option” shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an “incentive stock option” as set forth in Section 422 of the Code, or any other form of tax qualified stock option which may be incorporated and defined in the Code as it may from time to time be amended.

(l)           “Non-Qualified Option” shall mean a Stock Option which does not meet the requirements of Section 422 of the Code or the terms of which provide that it will not be treated as an Incentive Stock Option.

(m)           “Participant” shall mean any person who is granted a Stock Option under the Plan.

(n)           “Plan” shall mean the MATEC Corporation 2001 Stock Option Plan as set forth herein and as amended from time to time.

(o)           “Stock Option” or “Option” shall mean a right to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in the Plan and an Agreement.

(p)           “Subsidiary corporation” or “Subsidiary” shall mean any corporation which is a “subsidiary corporation” of the Corporation as defined in Section 424(f) of the Code.

3.	ADMINISTRATION

(a)           The Committee shall administer the Plan and, accordingly, it shall have full power to grant Stock Options under the plan, to construe and interpret the Plan, and to establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

(b)           The determination of those eligible to receive Stock Options, and the amount, type and terms and conditions of each Stock Option shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

(c)           The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant.  Such new Option shall be exercisable at the price, during the period and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

4.	COMMON STOCK LIMITS

The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 200,000 shares, subject to adjustment in accordance with Paragraph 9 of the Plan.  Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or treasury shares of Common Stock.  If any Options granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Options shall be added back to the number of shares of Common Stock which may be issued on exercise of Stock Options.

5.	ELIGIBILITY FOR PARTICIPATION

(a)           Consistent with Plan objectives, the following persons shall be eligible to become Participants in the Plan: officers and other key Employees and consultants and advisers to the Corporation or any Subsidiary corporation, provided that members of the Board who are not Employees shall not be eligible.

(b)           The foregoing subparagraph (a) notwithstanding, Incentive Stock Options shall be granted only to officers and other key Employees, and no Incentive Stock Options shall be granted to an Employee who owns more than 10% of the Common Stock determined in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(5) of the Code.

(c)           Options shall be granted to consultants and advisers only for bona fide services rendered other than in connection with the offer or sale of securities.

6.	STOCK OPTIONS – TERMS AND CONDITIONS

All Stock Options granted under the Plan shall be evidenced by Agreements which shall contain such provisions as shall be required by the Plan together with such other provisions as the Committee may prescribe, including the following provisions:

(a)           Price: The Committee shall establish the Exercise Price, provided, however, that in the case of an Incentive Stock Option the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of the grant of the Option.

(b)           Period: The Committee shall establish the term of any Option awarded under the Plan, provided, however, that no Option shall be exercisable after the expiration of 10 years from the date of the grant of the Option.

(c)           Time of Exercise: The Committee shall establish the time or times at which an Option, or portion thereof, shall be exercisable.  The Committee, subsequent to the grant of an Option, may accelerate the date or dates on which the Option may be exercisable.

(d)           Exercise: An Option, or portion thereof, shall be exercised by delivery or a written notice of exercise to the Corporation together with payment of the full purchase price of the shares as to which the Option is exercised (“Purchase Price”).  Payment may be made:

(i)           in United States dollars by good check, bank draft or money order payable to the order of the Corporation, or

(ii)           at the discretion of the Committee by the transfer to the Corporation of shares of Common Stock owned by the Participant having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price or the portion thereof being so paid, or

(iii)           at the discretion of the Committee and subject to any restrictions or conditions as it deems appropriate (including any restrictions as may be set forth in Rule 16b-3 under the Securities Exchange Act of 1934), by electing to have the Corporation withhold from the shares issuable upon exercise of the Option such number of shares of Common Stock as shall have an aggregate Fair Market Value on the date of exercise equal to the Purchase Price or the portion thereof being so paid, or

(iv)           at the discretion of the Committee by a combination of (i) and (ii) or (i) and (iii) above.

The Committee shall determine the procedures for the use of Common Stock in payment of the Purchase Price and may impose such limitations and prohibitions on such use as it deems appropriate.

(e)           Special Rules for Incentive Stock Options:  Notwithstanding any other provisions of the Plan, with respect to Incentive Stock Options granted under the Plan (in addition to any other provisions specifically made applicable to Incentive Stock Options), the following provisions will apply:

(i)           To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options (whether granted hereunder or pursuant to any other plan of the Corporation or a Subsidiary) are first exercisable by a Participant during any calendar year exceeds $100,000 (or such other limit as may be in effect from time to time under the Code), such Options shall be treated as Non-Qualified Options.

(ii)           Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (a) within two years after the date of the grant of the Option under which such shares were acquired or (b) within one year after the acquisition of such shares, shall notify the Corporation in writing of such disposition and of the amount realized upon such disposition promptly after the disposition.

7.	TERMINATION OF EMPLOYMENT

If a Participant holding an Option shall cease to be employed (or in the case of a Participant who is not an Employee, shall cease to be engaged) by the Corporation or any Subsidiary corporation by reason of death or any other reason other than voluntary quitting, discharge for cause or permanent and total disability as defined in Section 22(e)(3) of the Code (hereinafter called a “Disability”), as determined by the Committee, such Participant (or, if applicable, such Participant’s Beneficiary or legal representative) may, but only within the three months next succeeding such cessation of employment or engagement, exercise such Option to the extent that such Participant would have been entitled to do so on the date of such cessation of employments or engagements.  If a Participant holding an Option voluntarily quits or is discharged for cause, such Option shall terminate on the date of cessation of employment or engagement.

8.	DISABILITY

If a Participant holding an Option shall cease to be employed (or, in the case of a Participant who is not an Employee, shall cease to be engaged) by the Corporation or any Subsidiary corporation by reason of a Disability, the Option shall be exercisable by such Participant or such Participant’s duly appointed guardian or other legal representative, to the extent that such Participant would have been entitled to do so on the date of such cessation of employment, but only within one year following such cessation of employment due to said Disability.

9.	ADJUSTMENTS

If in the event of a recapitalization, stock split, stock combination, stock dividend, exchange of shares, or a change in the corporate structure or shares of the Company, or similar event, the Board of Directors upon recommendation of the Committee shall make appropriate adjustments in the kind or number of shares which may be issued upon exercise of Options and in the kind or number of shares issuable upon exercise of Options theretofore granted and in the exercise price of such options. The Board of Directors may also make appropriate adjustments in the event of any distribution of assets to stockholders other than an ordinary dividend.  Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than an ordinary dividend, made by the Board shall be final, binding and conclusive.

10.	MERGER, CONSOLIDATION OR SALE OF ASSETS

If the Corporation shall be a party to a merger or consolidation or shall sell substantially all its assets, each outstanding Option shall pertain and apply to the securities and/or property which a holder of the number of shares of Common Stock subject to the Option immediately prior to such merger, consolidation, or sale of assets would be entitled to receive in such merger, consolidation or sale of assets.

11.	AMENDMENT AND TERMINATION OF PLAN

(a)           The Board, without further approval of the stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the stockholders, to the extent such approval is required by applicable law, regulation or rule, or which would:

(i)           modify the eligibility requirements for participation in the Plan; or

(ii)           increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with Paragraph 9 of the Plan.

(b)           No amendment, suspension or termination of this Plan shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to the Participant under the Plan.

(c)           The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments the Plan.

12.	GOVERNMENT AND OTHER REGULATIONS

The granting of Stock Options under the Plan and the obligation of the Corporation to issue or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

13.	MISCELLANEOUS PROVISIONS

(a)           Rights to Continued Employment:  No person shall have any claim or right to be granted a Stock Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary corporation (or to be otherwise retained in the case of a Participant who is not an Employee) and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free of any liability or any claim under the Plan, except as provided herein or in an Agreement.

(b)           Who Shall Exercise:  Except as provided by the Plan, an Incentive Stock Option shall be exercisable during the lifetime of the Participant to whom it is granted only by such Participant, and it may be exercised only if such Participant has been in the continuous employ of the Corporation or any Subsidiary corporation from the date of grant of the Option to the date of its exercise.

(c)           Non-Transferability:  No right or interest of any Participant in the Plan or an Agreement shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant; provided that in the discretion of the Committee a Non-Qualified Option may be made transferable and assignable on such terms and conditions as the Committee shall in its discretion determine.

(d)           Withholding Taxes:  The Corporation may require a payment to cover applicable withholding for income and employment taxes in connection with a Stock Option.

(e)           Rights as Stockholder:  A Participant as such shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or are transferred to the Participant upon exercise of an Option.

(f)           Plan Expenses:  Any expenses of administering this Plan shall be borne by the Corporation.

(g)           Legal Considerations:  The Corporation shall not be required to issue, transfer or deliver shares of Common Stock upon exercise of Options until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, and any necessary or appropriate written representations have been given by the Participant.

(h)           Other Plans:  Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

(i)           No Warranty of Tax Effect:  Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for federal, state or local tax purposes of any grants hereunder.

(j)           Construction of Plan:  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Maryland.

14.	STOCKHOLDER APPROVAL – TERM OF PLAN

Upon approval by the stockholders of the Corporation, the Plan shall become unconditionally effective as of February 22, 2001.  No Option shall be granted after February 21, 2011, provided, however, that the Plan and all outstanding Options granted under the Plan prior to such date shall remain in effect until the applicable Options have expired.  If the stockholders shall not approve the Plan, the Plan shall not be effective and any and all actions taken prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded.